Exhibit 99.1

BATS GLOBAL MARKETS VOLUNTARILY DELISTS

KANSAS CITY, Mo. – April 5, 2012 – In compliance with the Rule 12d2-2 under the Securities Exchange Act of 1934, as amended, and Rule 14.10(m)(10) of BATS Exchange, Inc. (“BZX”), BATS Global Markets, Inc. (the “Company”) today announced that it has notified BZX of its plans to file a Form 25 with the Securities and Exchange Commission to effect the voluntary delisting of its Class A common stock, par value $0.01 per share (the “Common Stock”), from BZX.

The Company is voluntarily terminating its listing and withdrawing the registration of the Common Stock because of its decision, taken together with the underwriters of the offering, to terminate the offering covered by the Registration Statement on Form S-1 (File No. 333-174166).

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About BATS Global Markets, Inc.
BATS Global Markets, Inc. (BATS) is a leading operator of securities markets in the U.S. and Europe.  BATS develops and operates electronic markets for the trading of listed cash equity securities in the U.S. and Europe and listed equity options in the U.S. BATS operates two stock exchanges in the U.S., the BATS BZX Exchange and BYX Exchange; BATS Options, a U.S. equity options market; and BATS Europe and Chi-X Europe, which operate FSA-authorized multilateral trading facilities. BATS’ innovative and proprietary technology was developed by a dedicated core team of market and technology professionals, catering to the needs of the broker-dealer and trading community. The company is headquartered in the Kansas City, Mo., area with additional offices in New York and London.

BATS … Making Markets Better.

Forward-Looking Statements

This press release includes forward-looking statements. Generally, the words “plans,” "believes," "anticipates," "may," "will," "should," "expect," "intend," "estimate," "continue," and similar expressions or the negative thereof or comparable terminology are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause actual results or outcomes to differ materially from those projected. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to update these forward-looking statements.

BATS Contacts:

MEDIA: Randy Williams +1.212.378.8522 comms@batstrading.com
MEDIA (U.S.): Stacie Fleming +1.913.815.7193 comms@batstrading.com
MEDIA (Europe): Kelly Bailey +44.207.012.8950 comms@batstrading.com